SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 8/31/2007
FILE NUMBER 811-9913
SERIES NO.: 8



72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                        $   4
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class R                                                        $   -
       Institutional Class                                            $ 291


73A.   Payments per share outstandign during the entire current period;
       (form nnn.nnnn)
     1 Dividends from net investment income:
       Class A                                                       0.0198
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class R                                                       0.0025
       Institutional Class                                           0.0306


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                          653
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                           42
       Class C                                                          182
       Class R                                                            1
       Institutional Class                                           14,222


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 11.45
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 11.35
       Class C                                                      $ 11.35
       Class R                                                      $ 11.44
       Institutional Class                                          $ 11.48